Exhibit 10.1

Net-Net-Net
COMMERCIAL AND INDUSTRIAL LEASE

THIS LEASE made and entered into this 1st day of October 1st, 2009, by and between Robert Timothy & DeVon Timothy, hereinafter called “Landlord", and Sport Endurance Inc., a Corporation, hereinafter called “Tenant”.

WITNESSETH:

In consideration of the covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties hereto as follows:

I. DEMISED PREMISES:

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord all those certain premises hereinafter more fully described, together with the buildings and other improvements thereon, for the term and upon the rental herein set forth. Said demised premises consist more particularly of all area containing approximately 3,500 square feet of a certain building located at  1890 South 3850 West in Salt Lake City, State of Utah, 84104.

Tenant shall have the right to use the common areas and its prorate share of parking areas jointly on a non-exclusive basis with any other tenant(s) of the building.

II. TERM:

TO HAVE AND TO HOLD said premises unto Tenant for a term of 60 months, beginning on the 1st day of October, 2009, and ending on the 1st day of October  , 2014.

If Landlord fails to deliver possession of premises ready for occupancy at the commencement of the lease term for any reason beyond Landlord's control, Landlord shall not be liable for any damage caused thereby, nor shall this Lease become void or voidable, nor shall the Lease terns be extended, but in such event no rental shall be payable by Tenant to Landlord for any portion of the Lease term until landlord can deliver possession of premises to Tenant ready for occupancy by Tenant.

III. TERM AND CONDITION OF LEASE:

This Lease is made on the following terms and conditions, which are expressly agreed to by Landlord and Tenant:

1. RENT: The Tenant agrees to pay as rental to Landlord, at the address specified in this Lease or at such other place Landlord may from time to time designate in writing, the sum of: ($1,995.00) One Thousand Nine Hundred Ninety Five DOLLARS. Said sum to be lawful money of the United States payable as follows:

10-01-2009 through 10-01-2014: $1,995.00 per month.

(a) Late Charges: In the event Tenant fails to pay said rental (including any additional rental due hereunder) on the due date or within five (5) days thereafter, a late charge of ten percent (10%) per month of the delinquency rental shall be added to said rental and paid to Landlord together therewith.

(b) Security Deposit: Tenant contemporaneously with the execution of' this Lease, has deposited with Landlord the sum of $1,995.00 receipt of which is hereby acknowledged by Landlord, said deposit being given to secure it faithful performance by the Tenant of all of the terms, covenants and conditions of this Lease  by the Tenant to be kept and performed during the term hereof. The Tenant agrees that if the Tenant shall fail to pay the rent herein reserved, promptly when due, said deposit may, at the option of the Landlord (but Landlord shall not be required to), be applied to any rent due and unpaid, and if the Tenant violates any of the other terms, covenants and conditions of this Lease, said deposit shall be applied to any damages suffered by Landlord as a result, of Tenant's default to the extent. of the amount of the damages suffered.

Nothing contained in this paragraph shall in any way diminish or be construed as waiving any of the Landlords other remedies as provided herein, or by law, and shall be applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder then Tenant shall, on the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said security deposit to its original amount, and Tenant’s failure to do so within fifteen days after receipt of such demand, shall constitute a breach of this Lease. Should Tenant comply with all of the terms, covenants and conditions of this Lease and promptly pay all of the rental herein provided for as it fails due, and all other sums payable by Tenant to Landlord hereunder, said security deposit shall be returned in full to Tenant at the end of the term of this Lease, or upon the earlier termination of this Lease pursuant to the provisions hereof, except in the event that the demised premises are sold as a result of the exercise of any power of sale under any mortgage or deed of trust, in which event this Lease shall be automatically amended to delete any reference to this paragraph, and Tenant shall be entitled to immediate reimbursement of its security deposit from the party then holding said deposit.

2. AUTHORIZED USE: Tenant shall use the Leased Premises for the following purpose, and for no other purpose whatsoever, without the written consent of Landlord first had and obtained: Landlord makes neither warranties nor representations as to the compatibility or suitability of the Premises for Tenant’s use.

Tenant shall not commit or knowingly permit any waste of the Leased Premises or use the same for any unlawful purpose. The Tenant will comply with all applicable federal, state and local laws, ordinances and regulations relating to the Leased Premises and its use and operation by the Tenant.

3. PAYMENT OF TAXI.4,S AND OTHER ASSESSMENTS: Tenant shall pay its proportionate share when they are due of all property taxes, license fees and assessments levied or imposed against the premises or measured by the rent payable hereunder during the term of this Lease or any extension thereof, by Federal, State, municipal or other governmental authority; provided, however, that no law or, practice postponing the payment of such taxes, assessments or charges until after the termination of this Lease shall relieve Tenant of the obligation to make such payments. Tenant shall make payment of such taxes to Landlord not later than thirty (30) days following the date on which Landlord provides Tenant with' written evidence of such taxes in the form of a copy of the tax return or notice. If Tenant fails to pay any of such taxes, charges or other impositions when due, Landlord may pay the same under the provisions of paragraph 19, hereinafter set forth.

4. CONDITION OF THE PREMISES: Tenant accepts the leased premises in the condition they are in at the time of its taking possession to said premises. Tenant. agrees, if during the term of this Lease, Tenant shall change the usual method of conducting Tenant’s business on the leased premises, or should Tenant install thereon or therein any new facilities, Tenant will, at the sole cost and expense of Tenant, make alterations or improvements in or to the demised premises which may be required by reason of any Federal or State law, or by any municipal ordnance, or regulation applicable thereto. Landlord warrants that the building, on date of occupancy, meets all currently applicable Federal, State and municipal laws or ordinances.

5. FIRE AND CASUALTY INSURANCE:  It shall be the responsibility of the Tenant to insure its equipment, furniture, fixtures and other personal property. Tenant shall insure and keep insured his leasehold improvements against the perils of fire, lightning, the "Extended Coverages", vandalism and malicious mischief in an amount sufficient to provide recovery of not, less than ninety percent (90%) of the replacement value or the Tenant's leasehold improvements such insurance shall be made payable to Landlord and Mortgagee (if any) as their interests may appear. Tenant shall be responsible for any damage to personal property as a result of forced entry into his space or burglary thereof. Such insurance provided for hereunder shall be in a company or companies reasonably acceptable to Landlord and shall be procured and paid for by Tenant. Such insurance may, at Tenant's election, be carried under any General Blanket Insurance Policy of Tenant; provided, however, that upon Landlord's request, a satisfactory Certificate of Insurance, together with proof of payment of the premium, shall be deposited with Landlord.

Upon Landlord's written request, Tenant agrees to reinvest all insurance proceeds received from the loss or damage or destruction of said leasehold improvements to rebuild said improvements in a trimmer satisfactory to Landlord, regardless of whether or not Tenant elects to terminate this Lease as herein provided. In the event Tenant elects to terminate this Lease as provided in Section III, Paragraph 13, and providing said leasehold improvements are not rebuilt, Tenant does hereby assign all of his right, title and interest in the in insurance proceeds covering leasehold improvements to Landlord.

Landlord shall insure the premises exclusive of Tenant's leasehold improvements against the perils of fire, lightning, the "Extended Coverages", vandalism and malicious mischief in an amount sufficient to provide recovery of not less than ninety percent (90%) of replacement value.

6. REPAIR AND CARE OF BUILDING AND PAYMENT' OF UTILITIES BY TENANT: Tenant agrees to keep the interior of the building and the improvements on the premises outside the building and wounds in good condition and repair and agrees to pay its proportionate share for all labor, materials and other repairs to the electrical wiring, plumbing, air conditioning and heating systems (including spring and fall servicing, and replacement of filters as recommended by the manufacturers); the mowing of grass, care of shrubs, general landscaping, if :my, and to clean and paint the interior of the leased premises as the same may or might be necessary in order to maintain said demised premises in a clean, attractive and sanitary condition. Tenant shall keep the driveways, parking tots and sidewalks, if any, reasonably free from ice and snow.

Tenant shall pay all charges, including but not limited to charges for water, sewer, heat, gas, electricity and other public utilities used on the Leased Premises, including all replacements of light bulbs, tubes, ballasts and starters will tin a reasonable time alter they burn out.

7. REPAIR OF BUILDING BY LANDLORD: Landlord agrees, for the term of this Lease, to maintain the roof in good condition and repair and to repair any latent defects in the exterior wall, floor joists, and foundations. Landlord shall not, however, be obligated to repair any such damage until written notice of the need of repair shall have been given to Landlord by Tenant, and, after such notice is so given, Landlord shall have a reasonable time in which to make such repairs.

8. ALTERATIONS OF BUILDING AND INSTALLATION OF FIXTURES AND OTHER APPURTENANCES: Tenant may, with written consent. of Landlord, which consent shall not be unreasonably withheld or delayed, but at Tenant's sole cost and expense in a good and workmanlike manner, make such alterations and repairs to the Leased Premises as Tenant may require for the conduct of its business without, however, materially altering the basic character of the building or improvements, or weakening any structure on the demised premises. Tenant shall have the right, with the written permission of Landlord, to erect, at Tenant's sole cost and expense, such temporary partitions, including office partitions, as may be necessary to facilitate the handling of Tenant's business and to install telephone and telephone equipment and wiring, and electrical fixtures, additional lights and wiring and other trade appliances. Any alterations or improvements to the Leased Premises, including partitions, all electrical fixtures, lights and wiring shall, at the option of Landlord, become the property of landlord, at. the expiration or sooner termination of tins Lease. Should Landlord request Tenant to remove all or any part of the above mentioned items, Tenant shall do so prior to the expiration of this Lease and repair the premises as described below. Temporary shelves, bins, and machinery installed by Tenant shall remain tile property of. Tenant and may be removed by Tenant at any time; provided, however, that all covenants, including rent due hereunder to Landlord shall have been complied with and paid. At the expiration or sooner termination of this Lease, or any extension thereof, Tenant shall remove said shelves, bins and machinery and repair, in a good workmanlike manner, all damage done to the Leased Premises by such removal.

9. ERECTION AND REMOVAL OF SIGNS: Tenant may, if building policy permits, place suitable signs on the Leased Premises for the purpose of indicating the nature of the business carried on by Tenant in said premises; provided, however, that such signs shall be in keeping with other signs in the district where the Leased Premises are located; and provided, further, that the location and size of such signs shall be approved by Landlord prior to their erection. Signs shall be removed prior to the expiration of this Lease and any damage to the Leased Premises caused by installation or removal of signs shall be repaired at expenses of the Tenant. All work shall be completed in a good workmanlike manner.

10. GLASS: Tenant agrees to immediately replace all glass in the demised premises if broken or damaged during the term of this Lease with glass of the same quality as that broken or damaged.

11. RIGHT OF ENTRY BY LANDLORD: Tenant shall permit inspection of the demised premises during reasonable business hours by Landlord or Landlord's agents or representatives for the purpose of ascertaining the condition of the demised premises and in order that Landlord may make such repairs as may be required to be made by Landlord under the terms of this Lease. One Hundred Eighty (180) days prior to the expiration of this Lease, Landlord may post suitable notice on the demised premises that the same are “For Rent” and may show the premises to prospective tenants at reasonable times. Landlord may not, however, thereby unnecessarily interfere with the use of demised premises by Tenant.

12. ASSIGNMENT AND SUBLETTING: Neither this Lease nor any interest herein may be assigned by Tenant voluntarily or involuntarily, by operation of law, and neither all nor any part of the Leased Premises shall be sublet by Tenant without the written consent of Landlord first had or otherwise obtained; however, Landlord agrees not to withhold its consent unreasonably for Tenant to sublet the demised premises. In the event the premises should be sublet, as herein provided, at an increased rental, fifty percent (50%) of said increase shall be paid to Landlord by Tenant as additional rental.

13. DAMAGE OR DESTRUCTION: If the Demised Premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the Demised Premises without expense to Tenant, subject to delays due to adjustment of insurance claims, strikes and other causes beyond Landlord's control. If such damage or destruction shall render the Premises untenantable in whole or in part, the rent shall be abated wholly or proportionately as the case may be until the damage shall be repaired and the Premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding, i.e., expenditure of fifty percent (50%) or more of replacement cost of the building or buildings on the Demised Premises, Landlord or Tenant may elect to terminate this as by written notice to the other given within thirty (30) days after the occurrence of such damage or destruction. Landlord and Tenant. hereby release each other from responsibility for loss or damage occurring on or to the Leased Premises or the premises of which they are a part or to the contents of either thereof, caused by the or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recovery against the other for such loss or damage. Willful misconduct lawfully attributable to either party, whether in whole or in part a contributing cause of. the casualty-giving rise to the loss or damage, shall not be excused under the foregoing release and waiver.

14. INJURIES AND PROPERTY DAMAGE: Tenant agrees to indemnify and hold harmless Landlord of and from any and all claims of any kind or nature arising from Tenant's use of the demised premises during the term hereof, and Tenant hereby waives all claims against Landlord for damage to goods, ware, merchandise or for injury to persons in kind upon the premises from any cause whatsoever, except such as might result from the gross negligence of Landlord or Landlord's representatives or from failure of Landlord to perform its obligation hereunder within a reasonable time after notice in writing by Tenant requiring such performance by Landlord. Tenant shall at all times during the term hereof keep in effect responsible companies liability insurance in the names of and for the benefit of Tenant and Landlord with limits as follows:

Bodily Injury, $2,000,000.00 each occurrence; Property Damage $5,000,000.00; or in lieu thereof; a combined limit of bodily injury and property damage liability of not less than $2,000,000.00.

Such insurance may at Tenant’s election, be carried under any general blanket coverage of Tenant. A renewal policy shall be procured not less than ten (10) days prior to the expiration of any policy. Upon Landlord’s request, each original policy or a certified copy thereof, or a satisfactory certificate of the insurer evidencing insurance carried with proof of payment of the premium shall be deposited with landlord. Tenant shall have the right to settle and adjust. all liability claims and all other claims against the insuring companies, but without subjecting Landlord to any liability or obligation.

15. SURRENDER OF PREMISES: Tenant agrees to surrender the leased Premises at the expiration, or sooner termination, of the term of this Lease, or any extension thereof, in the same condition as when said premises were delivered to Tenant, or as altered, pursuant to the provisions this Lease, ordinary wear, tear and damage by the elements excepted, and Tenant shall remove all of its personal property. Tenant agrees to pay a reasonable cleaning charge should it be necessary for Landlord to restore or cause to be restored the premises to the same condition as when said premises were delivered to Tenant.

16. HOLDOVER: Should the Landlord permit Tenant to holdover the Leased Premises or any part thereof, after the expiration of the term of this Lease, then and unless otherwise agreed in writing, such holding over shall constitute a tenancy from month-to-month only, and shall in no event be construed as a renewal of this Lease and all provisions of this Lease not inconsistent with a tenancy from month-to-month shall remain in full force and effect. During the month-to-month tenancy, Tenant. agrees to give Landlord thirty (30) days prior written notice of its intent to vacate premises. Tenant agrees to vacate the premises upon thirty (30) days prior written notice from Landlord. The rental for the month-to-month tenancy shall be set by the Landlord within 10 days after Landlord receives notice from Tenant of its intention to continue to occupy premises.

17. QUIET ENJOYMENT: If and so long as Tenant pays the rents reserved by this Lease and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the demised premises, subject, however, to the terms of this Lease, and Landlord will warrant and defend Tenant in the enjoyment and peaceful possession of the demised throughout the terms of this Lease.

18. WAIVER OF COVENANTS: The failure of any party to enforce the provisions of this Lease shall not constitute a waiver unless specifically stated in writing, signed by the party whose rights are denied waived, regardless of a party's knowledge of a breach hereunder.

19. DEFAULT: If Tenant make default in the fulfillment of any of the covenants and conditions hereof except default in payment of rent, landlord may, at its option, after fifteen (15) days prior notice to Tenant, make performance for Tenant and for the purpose advance such amounts as may be necessary. Any amounts so advanced, or any expense incurred, or sum of money paid by Landlord by reason of the failure of Tenant to comply with any covenant, agreement, obligation. or provision of this Lease, or in defending any action to which landlord may be subjected by reason of any such failure for any reason of this Lease, shall be deemed to be additional rent for the Leased Premises and shall be due and payable to landlord on demand. The acceptance by Landlord of any installment. of fixed rent, or of any additional rent due under this or any other paragraph of this Lease, shall not be a waiver orally other rent. then due nor of the right to demand the performance of any other obligation of the Tenant under this Lease. Interest shall be paid to Landlord on all sums advanced by Landlord at an annual interest rate of 2% over the prime rate charged by Wells Fargo Bank, N.A.

If Tenant shall make default in fulfillment of any or the covenants or conditions of this Lease (other than the covenants for the payment of rent or other amounts) and any such default shall continue for a period of fifteen (15) days after notice, then Landlord may, at its option, terminate this Lease by giving Tenant written notice of such termination and, thereupon, this Lease shall expire as fully and completely as if that day were the date definitely fixed for the expiration of the term of this Lease and Tenant shall quit and surrender the leased Premises.

20. DEFAULT IN RENT, INSOLVENCY OF TENANT: If Tenant shall make default in the payment of the rent reserved here-under, or any part thereof, or in making any other payment herein provided for, and any such default shall continue for a period of ten (10) days, after written notice to Tenant, or if the Leased Premises or any part thereof shall be abandoned or vacated or if Tenant shall be legally dismissed there from by or under any authority other than Landlord, or if Tenant shall file a voluntarily petition in bankruptcy or if Tenant shall file any petition or institute any proceedings under any insolvency or Bankruptcy Act or any amendment thereto hereafter made, seeking to effect its reorganization or a composition with its creditors, or if any proceedings based on the insolvency of Tenant or relating to bankruptcy proceedings, a receiver or trustee shall be appointed for Tenant or the Leased Premise or if any proceedings shall be commenced for the reorganization of Tenant or if the leasehold estate created hereby shall be taken on execution or by any process of law or if Tenant shall admit in writing its inability to pay its obligations generally as they become due, then Landlord, in addition to any other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Landlord may elect to re-enter, as herein provided, or Landlord may take possession pursuant to this Lease and relet said premises or any part thereof for such term or terms (which may be for a time extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in the exercise of Landlord's sole discretion may deem advisable with the right to make alterations and repairs to said premises. Upon each subletting, Tenant shall be immediately liable for and shall pay to Landlord, in addition to any indebtedness due hereunder, the costs and expenses of such re-letting including advertising costs, brokerages fees, any reasonable attorney's fees incurred and the cost of such alterations and repairs incurred by Landlord, and the amount, if any, by which the rent reserved in this Lease for the period of such re-letting (up to but not beyond the term of this Lease) exceeds the amount agreed to be paid as rent for the premises for said period by such re-letting. If Tenant has been credited with any rent to be received by such re-letting and such rents shall not be promptly paid to Landlord by the new Tenant, such deficiency shall be calculated and paid monthly by Tenant. No such re-entry or taking possession of the premises by Landlord shall be construed an election by Landlord to terminate this Lease unless the termination thereof be decreed by a court of competent jurisdiction or stated specifically by the Landlord in writing addressed to Tenant. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such breach, including the cost or recovering the premises including attorney's fees, court costs, and storage charges and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the slated term over the then chargeable rent on the premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

21. ENFORCEMENT: In the event either party shall enforce the terms of this Lease by suit or otherwise, the party at fault shall pay the costs and expenses incident thereto, including a reasonable attorney's fee.

22. MEDIATION AND ARBITRATION: If any dispute or claim in law or equity arises out of this Lease, Tenant and Landlord agree in good faith to attempt to settle such dispute or claim by mediation under the Commercial Mediation rules of the American Arbitration Association. If such mediation is not successful in resolving such dispute or claim, then such dispute or claim shall be decided by neutral binding arbitration before a single arbitrator in accordance with the Commercial Arbitration rules of the American Arbitration Association. Judgment. upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. However, this paragraph does not. apply to disputes or claims arising under section 78, Chapter 36, of the Utah Code.

23. FAILURE TO PERFORM COVENANT: Any failure on the part or either party to this Lease to perform any obligations hereunder, other than Tenant's obligation to pay rent, and any delay in doing my act required hereby shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any similar cause beyond the control of the party so failing to perform, to the extent and for the period that such continues.

24. RIGHTS OF SUCCESSORS AND ASSIGNS: The covenants and -agreements contained in this Lease will apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, distributes, executors, administrators, legal representatives, assigns, and upon their respective successors in interest except as expressly otherwise hereinabove provided.

25.. TIME: Time is of the essence of this Lease and every term, covenant and condition herein contained.

26. LIENS: Tenant agrees not to permit any lien for monies owing by Tenant to remain against the Leased Premises for a period of more than thirty (30) days following discovery of the same by Tenant; provided, however, that nothing herein contained shall prevent Tenant, in good faith and for good cause, from contesting the claim or claims of any person, firm or corporation growing out of Tenant's operation of the demised premises or costs of improvements by Tenant on the said premises, and the postponement of payment of such claim or claims, until such contest shall finally be decided shall not be a violation of this Lease or any covenant thereof. Should any such lien by filed and not released or discharged or action not commenced to declare the same invalid within thirty (30) days after discovery of the same by Tenant, Landlord may at Landlord's option (but without any obligation so to do) pay and discharge such lien and may likewise pay and discharge any taxes, assessments or other charges against the Leased Premises which Tenant is obligated hereunder to pay and which may or might become a lien on said premises. Tenant agrees to repay any sum so paid by Landlord upon demand therefore, as provided for in paragraph l9 herein.

27. CONSTRUCTION OF LEASE: Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the sense requires.

28. SUBORDINATION: Landlord shall have the tight to subordinate this Lease to any gound lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. However, Tenants right. to quiet possessions of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default. If any ground Landlord, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust, or mortgage whether this Lease is dated prior or subsequent to the date of said ground tease, deed of trust. or mortgage or the data of- recording thereof.

29. ATTORNMENT: If  Landlord's interest in the Property is acquired by any ground Landlord, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall at torn to the transferee or successor as Landlord under his Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

30.  SIGNING OF DOCUMENTS: Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. Such subordination and attornment documents may contain such provisions as are customarily required by any ground Landlord, beneficiary under a deed of trust or mortgagee. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

31. ESTOPPEL, CERTIFICATES:

(a) Upon Landlord's written request, Tenant. shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been change); (ii) that this Lease has not been canceled or terminated; (iii) that the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other matters as may be reasonably required by Landlord or the holder of a mortgage, deed of trust or lien to which the Property is or becomes subject, Tenant shall deliver such statement to Landlord within ten (10) days after Landlords request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the. Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

32. TENANTS FINANCIAL CONDITION:  Within (10) days after written request from landlord, Tenant. shall deliver to Landlord such, financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to my lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

33. PARAGRAPH HEADINGS: The paragraph headings as to the contents of particular paragraphs herein, are inserted only for convenience and are in to way to be construed as part of such paragraph or as a limitation on the scope of the particular paragraph to which they refer.

34. NOTICES: It is agreed that all notices required or permitted to be given hereunder, or for purposes of billing, process, correspondence, and any other legal purposes whatsoever, shall be deemed sufficient if given by a communication in writing by United States mail, postage prepaid and certified and addressed as follows:

If to Landlord, at the following address:

Robert Timothy &DeVon Timothy
5905 Zina Cir
West Valley City, Utah 84128

If to Tenant, at. the following address:

Sport Endurance Inc.
1890 South 3850 West
Salt Lake City, Utah 84104

36. GOVERNING LAW: The terms of this Agreement shall be governed by and construed in accordance with Utah law.

37. DOCUMENTATION: The parties hereto agree to execute such additional documentation as may be necessary or desirable to carry out die intent of this Agreement.

38. CONTINGENCY REGARDING USE:: This Lease is contingent upon there being no restrictions, covenants, agreements, laws, ordinances, rules or regulations, which would prohibit Tenant from using the above described premises for the purposes described herein.

39. INDEMNIFICATION OF LANDLORD: Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, shall hold landlord exempt and harmless from any damage or injury to any person, or the goods, wares and merchandise of any person, arising from the use of the premises by Tenant, or from the failure of the Tenant to keep the premises in good condition and repair, as herein provided.

40. EMINENT DOMAIN: If at any time during the term of this Lease the entire premises or any part thereof shall be taken as a result of the exercise of the power of eminent domain or by an agreement in lieu thereof, this Lease shall terminate as to the part so taken as of the date possession is taken by the condemning authority. If all or any substantial portion of the premises shall be taken, Landlord may terminate this Lease at its option, by giving Tenant written notice of such termination within thirty (30) days of such taking. If all or a portion of the premises taken are so substantial that Tenant's use of the premises is substantially impaired, Tenant may terminate this Lease pursuant to this Article. Unless terminated as herein provided for, this Lease shall remain in lull force and effect, except that the rent payable by Tenant hereunder shall be reduced in the proportion that the area of the premises so taken bears to the total premises. Landlord shall be entitled to and Tenant hereby assigns to Landlord the entire amount of any award in connection with such taking. Nothing in this Article shall give Landlord any interest in to preclude Tenant from seeking, on its own account, any award attributable to tile taking of personal property or trade fixtures belonging to Tenant, or for the interruption of Tenant's business.

41. REPRESENTATION REGARDING AUTHORITY: The persons who have executed this Lease represent and warrant that they are duly authorized to execute this Lease in their individual or representative capacity as indicated.

42. ENTIRE AGREEMENT: This Lease constitutes the entire agreement and understanding between the parties hereto and supersedes all prior discussions, understandings and agreements. This Lease may not be altered or amended except. by a subsequent written agreement executed by all of the parties hereto.

43. REVIEW OF DOCUMENTS: The parties hereto represent that they have read and understand the terms of this Lease, and that they have sought legal counsel to the extent deemed necessary in order to protect their respective interests.

44. KEYS & LOCKS: Tenant shall not change locks or install additional locks on doors without the written consent of Landlord, which consent shall not. be unreasonably withheld. Tenant, upon the termination of the Tenancy, shall deliver to the Land lord all the keys to the offices, rooms and restrooms, which have been furnished to the Tenant.

45. AUCTION, FIRE OR BANKRUPTCY SALE: Tenant shall not conduct any auction nor permit any fire or bankruptcy sale to be held on the premises.

46. EXECUTION, PRIOR AGGREEMENTS AND NO REPRESENTATIONS. This Lease shall not be binding and enforceable until executed by authorized representatives of Landlord and Tenant. This Lease contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings, whether written or oral, between them with respect to such subject matter. Each party acknowledges that the other has made no representations or warranties of any kind except as may be specifically set forth in this Lease.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first above written.

LANDLORD:	TENANT:
By: /s/ Robert Timothy
By: DeVon Timothy	By: /s/ signature

Its: Robert Timothy & DeVon Timothy	Its: Sport Endurance Inc.

ADDENDUM

To that Lease dated October, 1st 2009, by and between Robert Timothy & DeVon Timothy (hereinafter) called "Landlord") and  Sport Endurance Inc. (hereinafter called "Tenant") at the premises known as 1890 South 3950 West, Salt Lake City, Utah 84104.

Should there be any conflict between the provisions of the lease and those of this addendum, the addendum shall prevail.

1. NNN Lease: Tenant shall pay the taxes and insurance on the building, each month, directly to the Landlord. The monthly payment for taxes and insurance shall be $139.65. Tenant shall include this amount in with the base rent every month.

2. Tenant shall take the space in an "As Is" condition. All improvements to the building and signage must be done by code and approved by the Landlord.

3. Tenant will be allowed to make tenant improvements on the property commencing October 11th, 2009.

6. Notices. All Notices and demands, which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Landlord to the Tenant shall be sent by United States Mail, postage prepaid, addressed to the Tenant at the Premises, and to the address herein below, or to such other place as Tenant may, from time to time, designate in a notice to the Landlord. All notices and demands by the Tenant to the Landlord shall be sent by United States Mail, postage prepaid, addressed to the Landlord at the address set forth herein, and to such other person or place as the Landlord may from time to time designate in a notice to the Tenant.

To Landlord at:

Robert Timothy & DeVon Timothy
5905 Zina Cir
West Valley City, Utah 84128

To Tenant at:

Sport Endurance Inc.
1890 South 3850 West
Salt Lake City, Utah 84104

All other terms and conditions shall remain in full force and effect.

LANDLORD:	TENANT:
By: /s/ Robert Timothy
By: DeVon Timothy	By: /s/ signature

Its: Robert Timothy & DeVon Timothy	Its: Sport Endurance Inc.